                                                            Exhibit 99.1.A.10(b)

Amendment to Application for

[_]Single Life Insurance (Complete for (Proposed) Insured 1.)

[_]Survivorship Life Insurance (Complete for (Proposed) Insureds 1 and 2.)

--------------------------------------------------------------------------------

(Proposed) Insured 1: _______________     Policy No. __________________________
(Proposed) Insured 2: _______________     _____________________________________
Date of Application: ________________     _____________________________________

  I agree to these changes which the Company has noted in the "Additions and Amendments" space of the Application.

Date: _________________________    ____________________________________________
                                               (Proposed) Insured 1

Date: _________________________    ____________________________________________
                                               (Proposed) Insured 2

For New Issues

Date: _________________________    ____________________________________________
                                        Applicant, if other than Proposed
                                                    Insured(s)

For Policy Changes

Date: _________________________    ____________________________________________
                                     Owner of Policy Before Change, if other
                                                 than Insured(s)

                                   New England Variable Life Insurance Company
                                   Administrative Office:
                                   501 Boylston Street, Boston, Massachusetts

                           (LOGO)                              (LOGO)
                          President                          Secretary

NEV APP-38-95

Administrative Office:
501 Boylston Street
Boston, Massachusetts 02117
(LOGO)

--------------------------------------------------------------------------------
Application to New England Variable Life Insurance Company For

  [_] Single Premium Variable Life Insurance (Complete for Insured 1.)
  [_] Single Premium Variable Survivorship Life Insurance (Complete for Insureds 1 and 2.)

For    [_] Reinstatement    [_] Reduction in Rating    [_] Other

  Policy No.(s):     ______________________________________________________
  On the Insured(s): ______________________________________________________
                                (Print name(s) of Insured(s).)

     Questions below pertain to the Insured(s) unless otherwise indicated.
--------------------------------------------------------------------------------

                                               Insured 1      Insured 2
  1. Have you been actively at work at
     least 30 hours per week for the past
     six months: at your usual place of
     employment; performing all the
     regular duties of your occupation;
     and on a work schedule not reduced or
     changed because of health? (If NO,
     explain in REMARKS.)                    [_] YES [_] NO [_] YES [_] NO

  2. Occupation (Give job title and
     duties.)

  3. Employed by (Give name and address.)

  4. Financial a. Annual Income              $              $

     Status: b. Net worth, exclusive of
     home, furnishings and autos             $              $
  5. Have you in the past 2 years
     participated in, or do you intend to
     participate in: any flights as a
     trainee, pilot or crew member;
     underwater sports (SCUBA diving, skin
     diving, snorkeling, hardhat); sky
     sports (sky diving, hang gliding,
     parachuting, ballooning); or motor
     racing (auto, motorcycle, motorboat)?
     (If YES, Circle all that apply and
     give details in REMARKS.)               [_] YES [_] NO [_] YES [_] NO
  6. Have you:
     a. Used any tobacco in the past year?
     (If YES, complete the following.)       [_] YES [_] NO [_] YES [_] NO

     How many cigarettes per day?

     If other than cigarettes, please
     explain.
     b. Been convicted in the past 2 years
       of: driving under the influence of
       alcohol or drugs; or 2 or more
       moving violations?
       (If YES, give details in REMARKS.)    [_] YES [_] NO [_] YES [_] NO

  7. a. Driver's License No.

     b. State
  8. Do you intend to travel or reside
     outside of the United States?
     (If YES, give details in REMARKS.)      [_] YES [_] NO [_] YES [_] NO
  9. Any other negotiations for life
     insurance or annuities pending or
     contemplated? (If YES, give details
     in REMARKS.)                            [_] YES [_] NO [_] YES [_] NO
 10. Life Insurance in Force (If NONE, so state. Type P = Personal; B =
     Business; G = Group) (Use separate sheet if more space needed.)

     Insured    Company    Type  Year of Issue Life Amount ADB Amount
  -------------------------------------------------------------------
   [_] 1  [_] 2                                  $           $
  -------------------------------------------------------------------
   [_] 1  [_] 2                                  $           $
  -------------------------------------------------------------------
   [_] 1  [_] 2                                  $           $

 11. If this is an Application for Reduction in Rating, ________________________ state the reasons why it is believed this
     Application should be approved.                    ________________________

NEV APP-39-95

  (Use separate sheet if more space needed.)

--------------------------------------------------------------------------------

  (Complete 12-17 unless a current Part II Application is or will be available for inclusion as part of this Application.)
--------------------------------------------------------------------------------

Give details to each YES answer to questions 12 through 15 in REMARKS.

                                                Insured 1         Insured 2
 12. Has life or disability insurance on
     your life ever been declined,
     postponed or modified as to plan,
     amount or rate?                        [_] YES    [_] NO [_] YES    [_] NO
 13. Have benefits or payments ever been
     requested or received because of any
     injury, sickness or disability?        [_] YES    [_] NO [_] YES    [_] NO
 14. Any existing impairment to health or
     physical condition?                    [_] YES    [_] NO [_] YES    [_] NO
 15. a. Height                                ft.         in.   ft.         in.
     b. Weight                                lbs.               lbs.
     c. Any weight change in the past
     year?                                  [_] YES    [_] NO [_] YES    [_] NO
     If YES:                                  lbs.  Gain/Loss    lbs. Gain/Loss

 16. Name and address of your personal
     physician? (If NONE, so state.)

 17. Have you within the past 5 years:
     had a checkup or consultation; been
     a patient in a medical facility; or
     been advised to have any diagnostic
     test, hospitalization or surgery?
     (If YES, complete the following.)      [_] YES    [_] NO [_] YES    [_] NO

                   Name and address   Reason for consultation           What was prescribed
   Insured    Date   of physician         or examination      Diagnosis   or recommended?
-------------------------------------------------------------------------------------------
 [_] 1  [_] 2
-------------------------------------------------------------------------------------------
 [_] 1  [_] 2
-------------------------------------------------------------------------------------------
 [_] 1  [_] 2
-------------------------------------------------------------------------------------------
 [_] 1  [_] 2

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
  (If this is an Application for Reinstatement, complete questions 18 through
                                      20.)
--------------------------------------------------------------------------------

                                 Insured 1        Insured 2
                         --------------------------------------
 18. Residence                (Street)         (Street)
                         --------------------------------------
     Address                  (City/State/Zip) (City/State/Zip)
                         --------------------------------------
 19. Social Security Number

20.Send communications to: [_] Insured 1 [_] Insured 2 [_] Other (Give name and address.)
  Name _______________________________________________________________________
  Street _____________________________________________________________________
  City/State/Zip _____________________________________________________________

REMARKS


NEV APP-39-95

-------------------------------------------------------------------------------

Company Use (Additions and Amendments)


General. To the best of my knowledge and belief the answers recorded are true and complete. In those states where written consent is required by law, my agreement in writing is required to any entry made by the Company in the "Company Use" section as to: (a) age; or (b) plan of insurance; or (c) riders; or (d) amounts; or (e) rate class.

When Action Requested by this Application Takes Effect. The action will take effect only: (a) if this Application is approved by the Company at its Administrative Office; and (b) when any change cost is paid to the Company; provided that at the time of payment there has been no change in insurability since the date of the Application.

-------------------------------------     -------------------------------------
                Date                                     Insured 1

-------------------------------------     -------------------------------------
                Date                                     Insured 2

-------------------------------------     -------------------------------------
                Agent                        Owner, if other than Insured(s)

NEV APP-39-95

New England Life Insurance Company
Home Office:
501 Boylston Street
Boston, Massachusetts 02117

-------------------------------------------------------------------------------
           PREPAYMENT RECEIPT AND TEMPORARY LIFE INSURANCE AGREEMENT

FOR:      [_] SINGLE LIFE INSURANCE     [_] SURVIVORSHIP LIFE INSURANCE

-------------------------------------------------------------------------------

                      TEMPORARY LIFE INSURANCE AGREEMENT

TEMPORARY LIFE INSURANCE AGREEMENT, $50,000 MAXIMUM

  The Effective Date of this temporary life insurance will be the later of:

  . The date of this Receipt and Agreement; and

  . The date of the last Part II of the Application, or Supplement to Part I Application, if any is required.

  There will be no insurance until any required Part II Applications are completed. The temporary life insurance will be based on the policy and any riders applied for. This insurance will be subject to the terms of the policy applied for.

  For Single Life Insurance, the sum of all death benefits payable under this Agreement will be the amount applied for; but the sum will be limited to a maximum of $50,000.

  For Survivorship Life Insurance, the sum of all death benefits payable under this Agreement upon the Last Death will be the amount applied for on the last Proposed Insured to die; but the sum will be limited to a maximum of $50,000. The Last Death is the later of: the death of Proposed Insured 1; and the death of Proposed Insured 2.

INCREASE IN MAXIMUM AMOUNT OF TEMPORARY LIFE INSURANCE

  For Single Life Insurance, if the Company determines that the Proposed Insured is insurable, but not as a standard risk, the $50,000 maximum will increase to $250,000. If the Company determines that the Proposed Insured is insurable as a standard risk, the $50,000 maximum will increase to $500,000.

  For Survivorship Life Insurance, if the Company determines that both of the Proposed Insureds are insurable, but at least one of them is not insurable as a standard risk, the $50,000 maximum will increase to $250,000. If the Company determines that both of the Proposed Insureds are insurable as standard risks, the $50,000 maximum will increase to $500,000.

  This increase in maximum will be retroactive to the effective date of the temporary life insurance without regard to change of insurability or death after that date.

  If more than one Temporary Insurance Agreement is in effect on the same Proposed Insured(s), the temporary life insurance will in no event exceed the sum of $500,000.

STATEMENTS IN APPLICATION

  The temporary life insurance is issued by the Company in reliance on the statements made in the Application for the insurance. Those statements are representations; they are not warranties. No statement can be used to contest or rescind insurance or to defend against a claim unless contained in the Application for the insurance.

TERMINATION OF TEMPORARY LIFE INSURANCE

  Any policy issued on the basis of the Application will replace the temporary life insurance if: (a) the Proposed Insured is living when the policy is delivered to the Owner (for Survivorship Life Insurance, at least one Proposed Insured must be living); and (b) the Owner accepts the policy; and (c) any balance of premium then due is paid.

  If the policy is not accepted and paid for at the time of delivery: (a) the temporary life insurance will terminate; and (b) the policy will not be in force; and (c) the prepayment will be refunded to the Owner.

  The Company can terminate the temporary life insurance by: (a) notice of termination to the Owner at the premium notice address shown in Part I of the Application; and (b) refund of the prepayment to the Owner at the same address.

                          (Continued on Reverse Side)

NEV APP-52-95

  If it is not sooner terminated, life insurance will expire 120 days after the Effective Date of this temporary life insurance. Notice of the termination will be sent to the Owner. If a death benefit becomes payable while the temporary life insurance is in force, the prepayment will be used as the premium; any excess will be refunded to the Owner or any additional premium due will be deducted from the death proceeds.

INSURABILITY AND POLICY DATE

  The Company will determine insurability: (a) using the regular underwriting rules, limits and standards of the Company; and (b) as of the Effective Date of the temporary life insurance, but the Company can require for this purpose further medical examinations, tests and reports after the Effective Date. Any policy issued on the basis of the Application will be dated as of the Effective Date of the temporary life insurance.

CONDITIONS

  This Receipt and Agreement is subject to these conditions. (a) It must be signed by the Applicant and countersigned by a licensed agent of the Company.
(b) Any check, draft or money order for the prepayment must be collectable.
(c) No Agent or Registered Representative has authority to make any change in the terms of the printed text. (d) The liability of the Company if any Proposed Insured(s) commit(s) suicide will be limited to refund of the prepayment.

-------------------------------------------------------------------------------
                              Prepayment Receipt


-------------------------------------------------------------------------------
 Proposed Insured 1                 Applicant

----------------------------------------
 Proposed Insured 2 (For Survivorship Life Insurance)

Prepayment as shown below has been received.

It is in connection with Policy No.


               Prepayment    $

New England Life Insurance Company
BY

(LOGO)
  Secretary

Countersigned at    (City and State____________________________________________)

on    (date____________________________________________________________________)

BY    (Agent/Registered Representative_________________________________________)

  The Applicant has read carefully, understands and agrees to all of the limits, conditions and provisions of this Receipt and Agreement.

Signature of Applicant ________________________________________________________

  NOTICE: This form must be signed in duplicate. The Company and the Applicant should keep a signed copy. If a prepayment is made other than on the date of
Part I of the Application, an Insurability Statement is required.

  ALL PREMIUM CHECKS MUST BE MADE PAYABLE TO THE COMPANY; DO NOT MAKE CHECKS PAYABLE TO THE AGENT, REGISTERED REPRESENTATIVE, OR LEAVE THE PAYEE BLANK.


NEV APP-52-95